                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement            [_] Confidential, for Use of the
                                               Commission Only (as permitted by
[X] Definitive Proxy Statement                 Rule 14a-6(e)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             SNB BANCSHARES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No Filing Fee Required.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

                             SNB BANCSHARES, INC.

                               700 Walnut Street
                                P. O. Box 4748
                             Macon, Georgia 31208
                                (912) 722-6217

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Annual Meeting") of SNB Bancshares, Inc. ("Bancshares") will be held at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia 31201, on Tuesday, April 22, 1997 at 6:00 P.M., local time, for the following purposes:

   1. Elect three (3) Class III directors.
      -----------------------------------
      To elect three (3) Class III directors to serve for a five (5) year term expiring at the 2002 Annual Meeting or until their successors are duly elected and qualified.

   2. Ratify appointment of independent accountants.
      ---------------------------------------------
      To ratify the appointment of McNair, McLemore, Middlebrooks & Co. as independent accountants for the year ended December 31, 1997.

   3. Other business.
      --------------
      To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Only shareholders of record at the close of business on February 28, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. All shareholders, whether or not they expect to attend the Annual Meeting in person, are requested to complete, date, sign and return the enclosed two page blue form of Proxy in the accompanying envelope.

                                       By Order of The Board of Directors,

                                       /s/ Shirley D. Jackson
                                       ----------------------
Macon, Georgia                         Shirley D. Jackson
April 11, 1997                         Secretary

PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY EXECUTE AND RETURN THE ENCLOSED BLUE PROXY FORM IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE THE PROXY FORM AND VOTE IN PERSON IF YOU SO DESIRE.

                             SNB BANCSHARES, INC.

                               700 Walnut Street
                                 P.O. Box 4748
                             Macon, Georgia 31208
                                (912) 722-6217


                                PROXY STATEMENT
                                      FOR
                        ANNUAL MEETING OF SHAREHOLDERS
                                  TO BE HELD
                                APRIL 22, 1997

This Proxy Statement is furnished to the shareholders of SNB Bancshares, Inc. ("Bancshares") in connection with the solicitation of proxies by the Board of Directors of Bancshares to be voted at the 1997 Annual Meeting of Shareholders and at any adjournments thereof (the "Annual Meeting"). The Annual Meeting will be held on Tuesday, April 22, 1997 at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia 31201, at 6:00 P.M., local time.

The approximate date on which this Proxy Statement and the accompanying proxy form are first being sent or given to stockholders is April 11, 1997.

                                    VOTING

GENERAL

The securities which can be voted at the Annual Meeting consist of common stock (the "Common Stock") of Bancshares, $1.00 par value per share, which constitutes its only class of voting securities, with each share entitling its owner to one vote on each matter submitted to the shareholders. The record date for determining the holders of Common Stock who are entitled to notice of and to vote at the Annual Meeting is February 28, 1997. On the record date, 1,684,560 shares of Common Stock, held by 538 shareholders, were outstanding and eligible to be voted at the Annual Meeting.

QUORUM AND VOTING REQUIRED

The presence, in person or by proxy, of the holders of more than one half of the shares outstanding and entitled to vote shall constitute a quorum at the Annual Meeting. Each of the two (2) proposals to be considered at the Annual Meeting and described in this Proxy Statement must be approved by an affirmative vote of not less than a majority of the shares voted at the Annual Meeting. Each share is entitled to one vote on each of the two (2) proposals.

As of December 31, 1996, Bancshares had 1,654,852 outstanding shares of $1.00 par value common stock. During January and February, 1997, 29,708 additional shares of Common Stock were issued by Bancshares in connection with the completion of a stock offering which commenced on September 30, 1996. The total number of shares of Bancshares $1.00 par value Common Stock was 1,684,560 as of February 28, 1997.

The management of Bancshares believes that a total of 706,472 shares held by Bancshares' directors, executive officers and their related interests, constituting 41.9% of the currently outstanding 1,684,560 shares of Common Stock entitled to vote at the Annual Meeting, will be voted in favor of each of the proposed actions. If all such shares are voted as anticipated, the affirmative vote of the holders of only 135,809 additional shares, constituting approximately 8.1% of the outstanding Common Stock, will be required to assure the approval of each of the proposed actions requiring a majority vote.

PROXIES

All properly executed proxy forms delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, shareholders may vote in favor of all nominees, withhold their votes as to all nominees, or withhold their votes as to specific nominees. With regard to the proposal to ratify the appointment of independent accountants, shareholders may vote in favor of the proposal or against the proposal, or may abstain from voting. Shareholders should specify their choices on the accompanying blue proxy form.

IF NO SPECIFIC INSTRUCTIONS ARE GIVEN WITH REGARD TO THE MATTERS TO BE VOTED UPON, THE SHARES REPRESENTED BY A SIGNED PROXY FORM WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ON THE PROXY FORM If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters according to their judgment.

All proxy forms delivered pursuant to this solicitation are revocable at any time at the option of the persons executing them by giving written notice to Shirley D. Jackson, Secretary of the Board of Directors of SNB Bancshares, Inc., 700 Walnut Street, P. O. Box 4748, Macon, Georgia 31208, by delivering a later dated proxy form, or by appearing at the meeting and requesting the right to vote in person at the Annual Meeting, without compliance with any other formalities.

All expenses incurred in connection with the solicitation of proxies will be borne by Bancshares. Such costs include charges by brokers, fiduciaries and custodians for forwarding proxy materials to beneficial owners of stock held in their names. Other expenses include the cost of preparing, printing and mailing or delivering proxy materials. The solicitation of proxies will be undertaken by mail, telephone and personal contact by directors, officers and employees of Bancshares without additional compensation.

The principal executive offices of Bancshares are located at 700 Walnut Street, Macon, Georgia 31201, and the telephone number at that address is (912) 722-6217.

PRINCIPAL SHAREHOLDERS

The following table shows all persons known to the Board of Directors of Bancshares to be the beneficial owner of more than five percent (5%) of Bancshares' voting securities as of February 28, 1997.

                                                          Percent of Class
                                    Amount and Nature        Outstanding
Name and Address                      of Beneficial       ----------------
of Beneficial Owner                   Ownership (1)          (2)     (3)
-------------------                 -----------------     ----------------
Robert T. Mullis                         130,365(4)         7.74%   6.53%
Macon, Georgia

(1) Beneficial ownership is determined in accordance with Item 403 of Regulation S-B of the Securities and Exchange Commission, and includes all shares which the listed individual has the right to acquire within sixty (60) days pursuant to options or warrants. Bancshares has relied upon information contained in statements filed with the Securities and Exchange Commission under
Section 13(d) or 13(g) of the Exchange Act concerning beneficial ownership.

(2) For percentage of class calculations in Column (2), percentage of beneficial ownership is determined based on the 1,684,560 shares of Bancshares' Common Stock issued and outstanding at February 28, 1997, which includes a restatement for the 20% stock split effected as a dividend on March 20, 1995 and the 100% stock split effected as a dividend on June 1, 1996, but without regard to the existence of outstanding stock warrants and options as described below.

(3) For percentage of class calculations included in Column (3), the issuance of all outstanding warrants of Bancshares' Common Stock are treated as if issued and outstanding. In connection with its original stock offering, the Bank issued warrants to purchase common stock to its organizers, interim directors and initial executive officers (the "Founders Warrants"). Each warrant originally entitled the owner to purchase one share of Bank stock at the exercise price of $10 per share until the warrant expires. By virtue of the formation of Bancshares in 1994, the Founders Warrants were transformed into entitlements to purchase equal amounts of Bancshares stock. All Founders Warrants issued expire in November, 1998. Due to subsequent stock splits and the exercise of 49,200 warrants during 1996, there are currently 310,560 warrants granted, outstanding and eligible to be exercised at an adjusted price of $4.167 per share.

At the 1996 Annual Meeting of Shareholders, the SNB Bancshares, Inc. 1996 Incentive Stock Option Plan was approved by a majority vote of the shareholders. Under this option plan, up to 65,000 shares, as adjusted for stock splits, were made available for grants to officers and key individuals of Bancshares by the Board of Directors. On May 2, 1996, 50,000 shares were granted under the plan, all of which were unexercised and oustanding as of February 28, 1997. Of the 50,000 option shares granted, 45,000 shares are held by executive officers of Bancshares and 5,000 shares are held by a non-executive officer of the Bank. No option shares are exercisable within sixty (60) days of February 28, 1997, and thus no option shares are included as if exercised for the percentage calculations in Column (3) above.

(4) Includes 105,648 shares held directly by Mr. Mullis; 6,912 shares held by a broker as custodian for Mr. Mullis; 4,869 shares held jointly with Michael C. Griffin; and 12,936 shares for which Mr. Mullis holds a power of attorney.
Mr. Mullis disclaims beneficial ownership for the shares held jointly with Mr. Griffin and the shares for which he holds a power of attorney.

Additional information about Mr. Mullis, who is a director of Bancshares and the company's 100% owned subsidiary, Security National Bank (the "Bank"), is set forth in various sections of these proxy materials.

Based on the calculation methods described above, no other shareholder of Bancshares is known to be the beneficial owner of 5% or more of the issued and outstanding Common Stock of Bancshares as of February 28, 1997, nor has any other shareholder not listed above owned or controlled 5% or more of the Common Stock at any other time during the fiscal year ended December 31, 1996 under the same calculation methods.

According to information provided to management by the group, the twenty-one
(21) directors and executive officers of Bancshares, as a group, beneficially owned, directly or indirectly, a total of 706,472 shares, or 41.9%, of the 1,684,560 issued and outstanding shares of Common Stock of Bancshares as of February 28, 1997. These 706,472 shares are entitled to vote at the Annual Meeting.

The twenty-one (21) directors and executive officers of Bancshares, and certain transferees who have purchased warrants from the organizers, as a group, hold 310,560 outstanding and unexercised Founders Warrants, each of which entitles the owner to purchase one share of Common Stock of Bancshares at the exercise price of $4.167 per share until the warrant expires in November, 1998. These unexercised Founders Warrants do not entitle the owners to any additional voting privileges at the Annual Meeting.

CHANGE IN CONTROL

The directors and management of Bancshares are aware of no change in a controlling ownership interest in the shares of the Common Stock of Bancshares which may have occurred since its formation in September, 1994, nor are the directors and Bancshares' management aware of any arrangements, including any pledge by any person of securities of Bancshares, which may at a subsequent date result in a change in control of Bancshares.


               PROPOSAL 1 - ELECT THREE (3) CLASS III DIRECTORS

Number and Classification of Directors

In accordance with the vote of shareholders taken at Bancshares' 1996 Annual Meeting, the number of members of Bancshares' Board of Directors was set at eighteen (18). Bancshares' Board of Directors is currently comprised of eighteen
(18) members. The eighteen (18) members who comprise Bancshares' Board of Directors are divided into five (5) classes of directors: Class I directors, Class II directors, Class III directors, Class IV directors and Class V directors, with each of such Classes of directors serving staggered five (5) year terms.

Based on votes taken at previous Bancshares' Annual Meetings, there are currently four (4) Class I directors whose terms expire at Bancshares' 2000 Annual Meeting; four (4) Class II directors whose terms expire at Bancshares' 2001 Annual Meeting; three (3) Class III directors whose terms expire at Bancshares' 1997 Annual Meeting; four (4) Class IV directors whose terms expire at Bancshares' 1998 Annual Meeting; and three (3) Class V directors whose terms expire at Bancshares' 1999 Annual Meeting.

Given the division of Bancshares' Board of Directors into five (5) classes, in the event the shareholders desire to change Bancshares' Board of Directors, at least three (3) Annual Meetings of Shareholders would be required for the shareholders to replace a majority of the members of the Board.

Nominees for Class III Directors

The Board of Directors has nominated James W. Kinman, Robert T. Mullis and Sydney J. Pyles to serve as Class III directors until the Annual Meeting of Shareholders in the year 2002 or until their respective successors are duly elected and qualified. Proxies cannot be voted at the 1997 Annual Meeting for a greater number of persons than the number of nominees named. Two of the three nominees, Mr. Mullis and Mr. Pyles, were original directors of Bancshares upon its formation in 1994. These two nominees have also served as original organizers and directors of the Bank prior to the formation of Bancshares, having been elected at the first Bank meeting of shareholders on October 13, 1988. Mr. Kinman was elected as a Class III director of Bancshares by the Bancshares Board of Directors at its January 10, 1996 meeting to serve until this Annual Meeting of Shareholders. Mr. Kinman's election as a Class III director was confirmed by a vote of the shareholders at the 1996 Bancshares' Annual Meeting.

All nominees have consented to serve the Class III five (5) year term if re-elected. If any of the nominees should be unavailable to serve for any reason, which is not anticipated, the persons named as proxies will vote the shares represented by all valid proxy forms for substitute nominees of the Board of Directors, or to allow the vacancies created thereby to remain open until filled by the Board, as the Board of Directors recommends.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE PROPOSAL TO ELECT THE THREE (3) NOMINEES SET FORTH HEREIN AS CLASS III DIRECTORS OF BANCSHARES.

The following table sets forth certain information as of February 28, 1997, to the best of management's knowledge, on each of the three (3) nominess for election as Class III directors of Bancshares, and the remaining directors who will continue to serve on Bancshares' Board of Directors, including his name, director classification, age, positions held, length of service as a director of Bancshares (or the Bank prior to Bancshares' formation), and the number of shares of Bancshares' Common Stock beneficially owned. Unless otherwise noted below, each nominee listed in the table has sole voting and sole investment power with respect to the shares listed in the table.

                                                                                Shares of
                                                                               Common Stock
                                                                            Beneficially Owned
                                                                 Year       Number of Shares &
                              Director                          First      Percent of Class (1)
                              Classi-           Position(s)    Elected     --------------------
Name & Address                fication   Age        Held       Director      (2)          (3)
--------------               ---------   ---    -----------    --------    -------      -------
Robert C. Allen                  I        70    Director &       1988       28,800       52,800 (4)
Macon, Georgia                                  Vice Chm,                     1.71%        2.65%
                                                Bancshares
                                                & Bank

Alford C. Bridges                I        58    Director,        1988       48,960       48,960
Macon, Georgia                                  Bancshares                    2.91%        2.45%
                                                & Bank

William P. Brooks, M.D.         II        53    Director,        1988       38,640       59,040 (5)
Macon, Georgia                                  Bancshares                    2.29%        2.96%
                                                & Bank

Lee R. Greene, Jr.              II        76    Director,        1988       17,280       31,680 (6)
Macon, Georgia                                  Bancshares                    1.03%        1.59%
                                                & Bank

                                                                                Shares of
                                                                               Common Stock
                                                                            Beneficially Owned
                                                                 Year       Number of Shares &
                              Director                          First      Percent of Class (1)
                              Classi-           Position(s)    Elected     --------------------
Name & Address                fication   Age        Held       Director      (2)          (3)
--------------               ---------   ---    -----------    --------    -------      -------
Benjamin W. Griffith, III       II        44    Director,        1988       57,772       75,772 (7)
Macon, Georgia                                  Bancshares                    3.43%        3.80%
                                                & Bank

Robert C. Ham                    I        67    Chairman         1988       19,200       67,200 (8)
Macon, Georgia                                  of Board of                   1.14%        3.37%
                                                Directors,
                                                Bancshares
                                                & Bank

James W. Kinman                III        67    Director,        1996       16,752       16,752 (9)
Macon, Georgia                                  Bancshares                    0.99%        0.84%
                                                & Bank

Robert T. Mullis               III        54    Director,        1988      130,365      130,365 (10)
Macon, Georgia                                  Bancshares                    7.74%        6.53%
                                                & Bank

Ben G. Porter                   IV        63    Director,        1996       55,800       55,800
Macon, Georgia                                  Bancshares                    3.31%        2.80%
                                                & Bank

Sydney J. Pyles                III        68    Director,        1988       28,800       52,800 (11)
Macon, Georgia                                  Bancshares                    1.71%        2.65%
                                                & Bank

John F. Rogers, Jr.              V        67    Director,        1996       28,459       28,459 (12)
Macon, Georgia                                  Bancshares                    1.69%        1.43%
                                                & Bank

Charles W. Selby, Sr.           IV        68    Director,        1988       29,400       48,600 (13)
Macon, Georgia                                  Bancshares                    1.75%        2.44%
                                                & Bank

Frank M. Shepherd, Jr.          IV        56    Director,        1988       35,054       66,086 (14)
Irwinton, Georgia                               Bancshares                    2.08%        3.31%
                                                & Bank

Chris R. Sheridan, Jr.           I        47    Director,        1996       48,900       48,900 (15)
Macon, Georgia                                  Bancshares                    2.90%        2.45%
                                                & Bank

Joe E. Timberlake, III          IV        56    Director,        1988       52,602       83,802 (16)
Macon, Georgia                                  Bancshares                    3.12%        4.20%
                                                & Bank

                                                                                Shares of
                                                                               Common Stock
                                                                            Beneficially Owned
                                                                 Year       Number of Shares &
                              Director                          First      Percent of Class (1)
                              Classi-           Position(s)    Elected     --------------------
Name & Address                fication   Age        Held       Director      (2)          (3)
--------------               ---------   ---    -----------    --------    -------      -------
H. Averett Walker               II        43    Director,        1996       22,368       22,368 (17)
Macon, Georgia                                  President                     1.33%        1.12%
                                                & CEO,
                                                Bancshares
                                                & Bank

Frank G. Wall, Jr.               V        63    Director,        1988       25,200       46,200 (18)
McIntyre, Georgia                               Bancshares                    1.50%        2.32%
                                                & Bank

Richard W. White, Jr.            V        43    Director,        1988       17,520       30,120 (19)
Macon, Georgia                                  Bancshares                    1.04%        1.51%
                                                & Bank
                                                                           -------      -------
         Total Number of Shares Beneficially Owned                         701,872      965,704
                                                                           =======      =======
         Total Percent of Class Beneficially Owned                           41.67%       48.40%
                                                                           =======      =======

(1) Beneficial ownership is determined in accordance with Item 403 of Regulation S-B of the Securities and Exchange Commission, and includes all shares which the listed individual has the right to acquire within sixty (60) days pursuant to options or warrants. Bancshares has relied upon information contained in statements filed with the Securities and Exchange Commission under
Section 13(d) or 13(g) of the Exchange Act concerning beneficial ownership.

(2) For percentage of class calculations in Column (2), percentage of beneficial ownership is determined based on the 1,684,560 shares of Bancshares' Common Stock issued and outstanding at February 28, 1997, which includes a restatement for the 20% stock split effected as a dividend on March 20, 1995 and the 100% stock split effected as a dividend on June 1, 1996, but without regard to the existence of outstanding stock warrants and options as described below.

(3) For percentage of class calculations included in Column (3), the issuance of all outstanding warrants of Bancshares' Common Stock are treated as if issued and outstanding. In connection with its original stock offering, the Bank issued warrants to purchase common stock to its organizers, interim directors and initial executive officers (the "Founders Warrants"). Each warrant originally entitled the owner to purchase one share of Bank stock at the exercise price of $10 per share until the warrant expires. By virtue of the formation of Bancshares in 1994, the Founders Warrants were transformed into entitlements to purchase equal amounts of Bancshares stock. All Founders Warrants issued expire in November, 1998. Due to subsequent stock splits and the exercise of 49,200 warrants during 1996, there are currently 310,560 warrants granted, outstanding and eligible to be exercised at an adjusted price of $4.167 per share.

At the 1996 Annual Meeting of Shareholders, the SNB Bancshares, Inc. 1996 Incentive Stock Option Plan was approved by a majority vote of the shareholders. Under this option plan, up to 65,000 shares, as adjusted for stock splits, were made available for grants to officers and key individuals of Bancshares by the Board of Directors. On May 2, 1996, 50,000 shares were granted under the plan, all of which were unexercised and oustanding as of February 28, 1997. Of the 50,000 option shares granted, 45,000 shares are held by executive officers of Bancshares and 5,000 shares are held by a non-executive officer of the Bank. No option shares are exercisable within sixty (60) days of February 28, 1997, and thus no option shares are included as if exercised for the percentage calculations in Column (3) above.

(4)  Includes 24,000 unexercised Founders Warrants.

(5) Includes 20,400 unexercised Founders Warrants; 14,400 shares held by a broker for Dr. Brooks' IRA account; and 24,240 shares held by a broker for Dr. Brooks and his minor children.

(6)  Includes 14,400 unexercised Founders Warrants.

(7) Includes 18,000 unexercised Founders Warrants; and 11,260 shares held by a broker as custodian for Mr. Griffith.

(8) Includes 48,000 unexercised Founders Warrants; and 1,200 shares held by Robert C. Ham as trustee for a family member.

(9)  Includes 5,580 shares held by Mr. Kinman's wife.

(10) Includes 105,648 shares held directly by Mr. Mullis; 6,912 shares held by a broker as custodian for Mr. Mullis; 4,869 shares held jointly with Michael C. Griffin; and 12,936 shares for which Mr. Mullis holds a power of attorney. Mr. Mullis disclaims beneficial ownership for the shares held jointly with Mr. Griffin and the shares for which he holds a power of attorney.

(11) Includes 24,000 unexercised Founders Warrants; and 21,600 shares held by a broker for Mr. Pyles' account in the Sydney J. Pyles Plumbing and Heating Company Profit Sharing Plan.

(12) Includes 14,419 shares held by a broker for Mr. Rogers' IRA account.

(13) Includes 19,200 unexercised Founders Warrants; 2,460 shares held by Mr. Selby's wife, Evelyn B. Selby; and 3,900 shares held by Evelyn B. Selby as custodian for children.

(14) Includes 31,032 unexercised Founders Warrants; 21,360 shares held jointly with his wife; 7,200 shares held by Shepherd Brothers Timber Company, Inc., and 2,222 shares held by the Shepherd Brothers Profit Sharing Plan.

(15) Includes 5,580 shares held by Mr. Sheridan's children; 20,460 shares in the name of Elizabeth C. Sheridan, his wife; and 2,400 shares held by Chris R. Sheridan & Co.

(16) Includes 31,200 unexercised Founders Warrants; 8,840 shares held by
Mr. Timberlake as trustee for revocable family trusts; and 6,322 shares held by a broker as custodian for Mr. Timberlake.

(17) Includes 3,728 shares held in Mr. Walker's IRA account.

(18) Includes 21,000 unexercised Founders Warrants.

(19) Includes 12,600 unexercised Founders Warrants; and 14,600 shares held jointly with his wife.

EXECUTIVE OFFICERS

The following table sets forth the name, age and positions with Bancshares and the Bank of each executive officer of Bancshares as of February 28, 1997, and the number of shares of Bancshares' Common Stock beneficially owned. All executive officers of Bancshares serve at the pleasure of the Board of Directors.

                                                                   Shares of
                                                                  Common Stock
                                                               Beneficially Owned
                                                               Number of Shares &
                                                              Percent of Class (1)
                                                             ---------------------
Name & Address           Age   Positions Held                   (2)         (3)
--------------           ---   --------------                --------   ----------
Robert C. Ham             67   Chairman of Board of            19,200      67,200 (4)
Macon, Georgia                 Directors,                        1.14%       3.37%
                               Bancshares & Bank

H. Averett Walker         43   Director, President & CEO,      22,368      22,368 (5)
Macon, Georgia                 Bancshares & Bank                 1.33%       1.12%

Richard A. Collinsworth   47   Executive Vice President,        2,400       2,400
Macon, Georgia                 Bancshares & Bank                 0.14%       0.12%

Shirley D. Jackson        59   Senior Vice President            1,200      13,200 (6)
Macon, Georgia                 & Secretary, Bancshares;          0.07%       0.66%
                               Senior Vice President, Bank

Michael T. O'Dillon       42   Senior Vice President,           1,000       7,600 (7)
Macon, Georgia                 Treasurer & CFO, Bancshares;      0.06%       0.38%
                               Senior Vice President
                               & Cashier, Bank
                                                               ------     -------
         Total Number of Shares Beneficially Owned             46,168     112,768
                                                               ======     =======
         Total Percent of Class Beneficially Owned               2.74%       5.65%
                                                               ======     =======

------------
(1) See note (1) in the subsection above entitled PROPOSAL 1 - ELECT THREE (3) CLASS III DIRECTORS.

(2) See note (2) in the subsection above entitled PROPOSAL 1 - ELECT THREE (3) CLASS III DIRECTORS.

(3) See note (3) in the subsection above entitled PROPOSAL 1 - ELECT THREE (3) CLASS III DIRECTORS.

(4) Includes 48,000 unexercised Founders Warrants; and 1,200 shares held by Robert C. Ham as trustee for a family member. Mr. Ham's shares are included in the total number of shares beneficially owned by the eighteen (18) directors listed above.

(5) Includes 3,728 shares held in Mr. Walker's IRA account. Mr. Walker's shares are included in the total number of shares beneficially owned by the eighteen
(18) directors listed above.

(6)  Includes 12,000 unexercised Founders Warrants.

(7)  Includes 6,600 unexercised Founders Warrants.

                      BACKGROUND AND BUSINESS EXPERIENCE
                      OF DIRECTORS AND EXECUTIVE OFFICERS

The following section sets forth the principal occupation and employment of each of Bancshares' executive officers, each of the three (3) nominees for election as Class III directors of Bancshares, and the remaining directors who will continue to serve on Bancshares' Board of Directors, There are no family relationships among any directors and executive officers of Bancshares. There are no nomimees who are members of any other Board of Directors of any company with a class of securities registered with the SEC pursuant to Section12 of the Securities and Exchange Act of 1934, as amended, or any company which is subject to the requirements of Section 15(d) of that Act, or any company registered with the SEC as an investment company under the Investment Company Act of 1940, as amended.

During the previous five years, no director or executive officer was the subject of a legal proceeding (as defined below) that is material to an evaluation of the ability or integrity of any director or executive officer. A "legal proceeding" includes: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive prior to that time; (b) any conviction in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
(c) any order, judgment, or decree of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and
(d) any finding by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission of a violation of a federal or state securities or commodities law (such finding having not been reversed, suspended or vacated).

ROBERT C. ALLEN was employed with Security Life Insurance Company of Georgia where he served as Vice President of Administration and as a member of the company's Board of Directors from 1954 to 1985. Since his retirement in 1985, he has been active in handling his personal investments and real estate holdings.

ALFORD C. BRIDGES is President and Chief Executive Officer of Whiteway Development Corporation dba Appling Brothers, a Macon-Middle Georgia grading, paving and construction company which he acquired in 1976. Mr. Bridges has also served since 1969 as President of Gateway Development Center, Inc., a real estate holding company. Mr. Bridges has additional interests in various closely-held businesses in the Middle Georgia area involving contracting, apartment complexes and real estate investments.

WILLIAM P. BROOKS, M.D. has been a practicing physician since 1968. Dr. Brooks owns and operates South Macon Family Physicians Clinic, where he serves as President. He is active in local medical affairs, having served on the Board of Bibb County Medical Society for the past fifteen years. He participates in state medical activities, serving on the the Board of Directors of The Medical Association of Georgia. Dr Brooks also serves on the Georgia Partners for Health Care

Board, a managed care LLC. He is an active investor in stocks, bonds and real estate. His main real estate interest is rental property and apartment complexes.

RICHARD A. COLLINSWORTH has served as Executive Vice President of Bancshares and the Bank since January, 1996. Prior to joining the company, he was City Commercial Banking Manager for Bank South in Macon in 1995. He has an extensive twenty four year banking background which includes NationsBank in North Carolina and Texas and Henderson National Bank in Huntsville, Alabama. He has held leadership positions in commercial bank lending and support functions, internal reorganizations, marketing, product development, pricing and management.

LEE R. GREENE, JR. is the former owner of Greene Plumbing & Heating Company, a large Macon based mechanical contracting company, which he founded in 1946. Since his retirement in 1983, Mr. Greene has been active in managing personal investments and real estate holdings. He is now serving as Vice President and part owner of Greene & Associates, Inc. (mechanical contractors). Mr. Greene is also a principal in Ashburn Developers, Inc.

BENJAMIN W. GRIFFITH, III is President and owner of Southern Pine Plantations, Inc., a Macon based real estate development and timberland company which he founded in 1983. Griffith also holds ownership interests in various timber, mining and real estate investments: Forestry Consultants of GA, Inc.; Southern Timberlands, Inc.; Georgia Mine & Minerals, Inc.; Southern Pine Plantations of GA, Inc.; Southern Pine Planatations of FL, Inc.; and Georgia Industrial Minerals.

ROBERT C. HAM has a forty nine year background in banking, thirty four of which has been in Macon, Georgia. Mr. Ham was employed by Central Bank of Georgia, now First Union National Bank of Georgia, where he served as President and Chief Executive Officer from 1973 to 1987. Mr. Ham was President and CEO of the Bank from 1988 through 1996, having organized a group to form the Bank in 1988.
Mr. Ham currently serves as Chairman of the Board of Directors of Bancshares and the Bank.

SHIRLEY D. JACKSON has a thirty five year background in banking in Macon, Georgia. Mrs. Jackson was one of three founding executive officers of the Bank, and currently serves as Senior Vice President and Secretary of Bancshares, and Senior Vice President and Secretary of the Board of Directors of the Bank. She was employed by Central Bank of Georgia, now First Union National Bank of Georgia, from 1973 to 1987, where she served as Vice President with functional responsibilities of commercial and consumer lending.

JAMES W. KINMAN is Chairman of the Board and owner of Lowe Electric Company, a commercial and residential electric and plumbing supplies company in Macon, Georgia which he joined in 1961. Mr. Kinman was a former director of Bank South in Macon before joining the Bancshares board in January, 1996.

ROBERT T. MULLIS is President and principal owner of Melrose Holdings, Inc., a diversified company operating retail merchandising and service divisions. Mr. Mullis is also involved in solid waste and real estate interests and holds ownership interests in Diamond Waste, Inc.; RTM Industries, Inc.; Industrial Recovered Materials, Inc.; and Borago, Inc.

MICHAEL T. O'DILLON was one of three founding executive officers of the Bank, and currently serves as Senior Vice President, Treasurer and Chief Financial Officer of Bancshares, and Senior Vice President, Cashier and Corporate Secretary of the Bank. He was employed by Central Bank of Georgia, now First Union National Bank of Georgia, from 1977 to 1987, where he served as Vice President and Corporate Secretary in charge of operations and financial reporting.

BEN G. PORTER owns RMS Warehouse Company and Snelling Management Services, Inc. He retired from Charter Medical Corporation in 1988, where he served as Senior Vice President and President of Charter Medical International. He continues to serve as a consultant to a company he formerly owned, Piedmont Communications Corporation, operator of radio stations. Prior to becoming a board member of Bancshares and the Bank in January, 1996, Mr. Porter served as a Director and member of the Executive Committee of Bank South Corporation in Atlanta.

SYDNEY J. PYLES has recently retired from Sydney Pyles Plumbing & Heating Company, Inc., a mechanical contracting company where he served as President since 1964.

JOHN F. ROGERS, JR. founded Rogers Oil Company in 1960 and diversified the company to include retail gasoline stations, wholesale gasoline sales, convenience stores, car washes, and apartment complexes. He sold the company in 1982 and now maintains private investments. Prior to becoming a board member of Bancshares and the Bank in January, 1996, he served as a board member of Bank South in Macon.

CHARLES W. SELBY, a retired Macon businessman, is the Chairman of the Board and former President of Warren Associates, Inc., a Macon based general contracting company which he founded in 1972.

FRANK M. SHEPHERD has been President and co-owner since 1963 of Shepherd Brothers Timber Company, Inc., a company involved in ownership, harvesting and marketing of timber in the southeast.

CHRIS R. SHERIDAN, JR. is Vice President of Chris R. Sheridan & Co., a firm of building contractors in Macon, Georgia, and a software developer with Timberline Software Corporation. Mr. Sheridan is a Georgia Registered Civil Engineer and a member of the Georgia Society of Professional Engineers. Before joining the board of Bancshares and the Bank in January, 1996, he served as Chairman of the Bank South, Macon Board of Directors.

JOE E. TIMBERLAKE, III was President of Timberlake Grocery Company of Macon, a wholesale grocery company, from 1976 to 1992. Mr. Timberlake sold the company in 1992, and now maintains private investments.

H. AVERETT WALKER served as President and Chief Operating Officer of Bancshares and the Bank from January, 1996 through December, 1996. He now serves as President and Chief Executive Officer. His extensive banking career includes over two years with Bank South as Middle Georgia Regional President in Macon, and ten years with NationsBank including positions as Regional President in Albany / Moultrie and President in LaGrange. His banking experience began with seven years at Commercial Bank of Thomsaville with various lending and collections responsibilities.

FRANK G. WALL, JR. has been President since 1974 of Springhill Services, Inc., a warehousing, trucking and equipment rental company based in McIntyre, Georgia. Mr. Wall also holds ownership interests in SanTel Contractors, Inc. and Wilco Air, Inc.

RICHARD W. WHITE, JR. has been President and part owner of White Brothers Auto Supply, Inc., a wholesale distributor of auto parts, since 1985, and an officer since 1976.

BOARD COMMITTEES AND ATTENDANCE

The business of Bancshares is under the direction of Bancshares' Board of Directors. Ten (10) meetings of the Bancshares Board of Directors were held during 1996. The Bancshares Board has no committees. The same group of individuals currently serve as directors and executive officers for both Bancshares and the Bank. Bancshares, as a one bank parent holding company, has limited functions. As a practical matter, due to the commonality of boards and management, most of the company's routine business is reviewed and directed by the Bank's Board of Directors at its regular monthly meetings, and by various committees of the Bank's Board of Directors charged with responsibility for major corporate functions.

During 1996, the Bank Board held twelve (12) regular monthly meetings and two
(2) called meetings. The Bank's Board of Directors has established several committees to facilitate the performance of its duties. These committees include an Audit Committee, a Personnel Committee, and an Executive Committee. The Bank Board has not established a nominating committee.

Audit Committee. The Audit and Examination Committee is responsible for overseeing all audit functions, development and implementation of a written audit policy, review of federal and state examinations, evaluation of internal controls and overseeing compliance with all audits and examinations required by law. The members of the Audit and Examination Committee during the first four months of 1996 were Charles W. Selby, Sr. (Chairman), Robert C. Ham, Robert T. Mullis, Sydney J. Pyles, Frank M. Shepherd, Jr., H. Averett Walker and Richard
W. White, Jr. Audit Committee members for the period from May, 1996 through December, 1996 were Charles W. Selby, Sr. (Chairman), William P. Brooks, Lee R. Greene, Jr., Robert C. Ham, James W. Kinman, Sydney J. Pyles, Frank M. Shepherd, Jr. and H. Averett Walker. The Audit and Examination Committee held three (3) meetings during 1996. Additionally, monthly internal audit reports and other audit and compliance matters were discussed and reviewed by the full Bank Board during their regular monthly meetings in 1996.

Personnel Committee. The Personnel Committee establishes compensation for the executive officers and management of the Bank, reviews the selection and hiring of key officers, oversees the administration of employee benefit programs and sets guidelines for compensation for all employees. The members of the Personnel Committee during the first four months of 1996 were Robert C. Allen (Chairman), Benjamin W. Griffith, III, Robert C. Ham, Chris R. Sheridan, Jr., Joe E. Timberlake, III, H. Averett Walker and Richard W. White, Jr. Personnel Committee members for the period from May, 1996 through December, 1996 were Robert C. Allen (Chairman), Benjamin W. Griffith, III, Robert C. Ham, James W. Kinman, Robert T. Mullis, H. Averett Walker and Frank G. Wall, Jr. The Personnel Committee held two (2) meetings during 1996.

Executive Committee. In May, 1996, an Executive Committee of the Bank Board of Directors was formed. Members of the Executive Committee during 1996 were Robert
C. Ham (Chairman), Robert C. Allen, Alford C. Bridges, Ben G. Porter, Chris R. Sheridan, Jr., Joe E. Timberlake, III and H. Averett Walker. The Executive Committee maintains a monthly meeting schedule, and held seven (7) meetings during 1996. During the intervals between meetings of the Bank's full Board of Directors, the Executive Committee possesses and may exercise any and all powers of the Bank Board of Directors in the management and direction of the business and affairs of the Bank and Bancshares with respect to which specific direction has not been previously given by the Boards of Directors of the Bank or Bancshares.

During 1996, all of the directors attended at least 75% of the aggregate of
(1) the regular and called full Board meetings of Bancshares and the Bank, and
(2) applicable committee meetings of the Bank which they were eligible to attend, with the exceptions of Benjamin W. Griffith, III (63%); Ben G. Porter (63%); and Sydney J. Pyles (74%). It is anticipated that the committees established by the Bank's Board of Directors and the membership on such committees may be changed during 1997.

REMUNERATION AND RELATED MATTERS

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

There were no transactions during 1996 to which either Bancshares or the Bank was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, principal stockholder or their related interests had, or is to have, a direct or indirect material interest.

During 1997, it is anticipated that certain renovations will be made to the Bank's Riverside Drive branch building to provide additional executive office space. Warren Associates, Inc. has been retained as the general contractor in the renovation. Charles W. Selby, Sr., a director of Bancshares and the Bank, is Chairman of the Board and former President of Warren Associates, Inc. The cost of the renovation work to be done by Warren Associates, Inc. is estimated to be approximately $100,000.

Bancshares' directors and officers and certain business organizations and individuals associated with them have been customers of and have had banking transactions with the Bank and are expected to continue such relationships in the future. Pursuant to such transactions, Bancshares' directors and officers from time to time have borrowed funds from the Bank for various business and personal reasons. During 1996, the Bank had outstanding loans directly to or indirectly accruing to the benefit of certain of the directors, executive officers, principal stockholders and their related interests. Bancshares does not make loans. The aggregate total of Bank credit to the group at December 31, 1996 amounted to $2,227,190, or approximately 14.9% of Bancshares' equity capital at December 31, 1996. The high aggregate indebtedness of this group during the year 1996 amounted to $2,373,115 on September 30, 1996, or approximately 21.6% of Bancshares' equity capital at that time. No debt to any single individual and related interests exceeded 10% of Bancshares' or the Bank's equity capital at any time during 1996 or 1995. Loans to directors, executive officers, principal stockholders and their related interests at December 31, 1995 amounted to $2,544,857, or approximately 30.2% of equity capital at that time. The high aggregate indebtedness of this group during the year 1995 amounted to $3,063,811 on October 31, 1995, or approximately 38.1% of Bancshares' equity capital at that time.

All such Bank loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of Bancshares' management, do not involve more than a normal risk of collectibility or present other unfavorable features. The Bank expects to have similar banking transactions in the future in the ordinary course of business with its directors, executive officers, principal stockholders and their related interests.

                            EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table on the following page summarizes the cash and noncash compensation for each of the last three fiscal years for Robert C. Ham, Chairman and Chief Executive Officer of Bancshares and the Bank during the three year period, and now Chairman of the Board of Bancshares and the Bank. Also shown in the table is
H. Averett Walker, Director, President and Chief Operating Officer of Bancshares and the Bank from January, 1996 through December, 1996, and now Director, President and Chief Executive Officer of Bancshares and the Bank. All forms of compensation are derived from the Bank. Bancshares furnishes no compensation. There are no other executive officers of Bancshares or the Bank whose salary and bonus for the 1996 fiscal year, plus the value of any salary or bonus foregone, exceeded $100,000.

                                                                               Long-Term
                                             Annual Compensation           Compensation Awards
                                      ---------------------------------  -----------------------
                                                             Other                    Securities     All
Name &                                                       Annual      Restricted   Underlying    Other
Principal                                                    Compen-       Stock       Options/    Compen-
Position                   Year       Salary (1)  Bonus (2)  sation (3)   Award(s)     SARs (4)    sation (5)
---------                  ----       ----------  ---------  ----------  ----------   ----------   ----------
ROBERT C. HAM              1996        $133,898    $24,341          $0          $0            0     $20,017
Chairman of the Board      1995         106,959     18,922           0           0            0      14,141
of Directors & Chief       1994          95,725     16,521           0           0            0      10,032
Executive Officer of
Bancshares and
the Bank (6)

H. AVERETT WALKER          1996         117,376     23,405           0           0       15.000       3,300
Director, President        1995               0          0           0           0            0           0
& Chief Operating          1994               0          0           0           0            0           0
Officer of Bancshares
and the Bank (7)

------------

(1) Includes amounts deferred at the election of the executive officers into the Bank's 401(K) Savings Incentive and Profit Sharing Plan as follows:

                                 1996      1995      1994
                               -------    ------    ------
              Ham              $11,700    $9,730    $8,471
              Walker                 0         0         0

(2) Includes accrued amounts earned by the executive officers from the Bank's Annual Cash Incentive Bonus Plan. Bonuses are distributed in January of the subsequent calendar year.

(3) Perquisities and other personal benefits are excluded because the aggregate amount does not exceed the lesser of $50,000 or 10% of annual salary and bonus for the named executives.

(4) Includes shares granted to Mr. Walker in May, 1996 from the SNB Bancshares, Inc. 1996 Incentive Stock Option Plan.

(5) Includes cash fees paid to the executive officers in their capacities as directors of the Bank. Bancshares pays no director fees. Director fees of $3,600, $3,000 and $2,400 were paid to Mr. Ham in 1996, 1995 and 1994, respectively. Director fees of $3,300 were paid to Mr. Walker in 1996. Includes the Bank's discretionery and matching contributions to Mr. Ham's 401(K) Savings Incentive and Profit Sharing Plan in the amounts of $16,417, $11,141 and $7,632 for the years 1996, 1995 and 1994, respectively. As a new employee, Mr. Walker was not eligible to participate in the 401(K) Savings Incentive and Profit Sharing Plan during 1996.

(6) Prior to January, 1996, Mr. Ham also served as President of Bancshares and the Bank.

(7) Mr. Walker was elected to his positions with Bancshares and the Bank by the Board of Directors in January, 1996, and therefore received no forms of salary or benefit compensation from Bancshares or the Bank during calendar years prior to 1996.

STOCK OPTION GRANT AND EXERCISE TABLES

The following tables provide certain information regarding stock options granted and exercised in the last fiscal year and the number and value of unexercised options at the end of the fiscal year.


                              Options/SAR Grants in Last Fiscal Year
                   --------------------------------------------------------------
                     Number of       Percent of
                     Securities     Total Options/      Exercise
                     Underlying      SARs Granted          or
                    Options/SARs     to Employees       Base Price     Expiration
Name               Granted (#)(1)   in Fiscal Year      ($/Share)         Date
----               --------------   --------------      ----------    -----------
Robert C. Ham                0             0.00%          $ 0.00               --

H. Averett Walker       15,000            30.00%          $10.75      May 2, 2006

------------
(1) Options granted on May 2, 1996 at fair market value from the SNB Bancshares, Inc. 1996 Incentive Stock Option Plan. Options become exercisable in accordance with the following vesting schedule: 20% on May 2, 1997; 20% on May 2, 1998; 20% on May 2, 1999; 20% on May 2, 2000; and 20% on May 2, 2001.

              Aggregated Option/SAR Exercises in Last Fiscal Year
                         and FY-End Option/SAR Values

                     Shares                   Number of Securities         Value of Unexercised
                    Acquired                 Underlying Unexercised        In-the-Money Options/
                       on       Value       Options/SARs at FY-End (#)     SARs at FY-End ($)(1)
                    Exercise   Realized     --------------------------   --------------------------
Name                  (#)       ($)(1)      Exercisable/Unexercisable    Exercisable/Unexercisable
----                --------   --------     --------------------------   --------------------------
Robert C. Ham         -0-        -0-                  -0- / -0-                   -0- / -0-

H. Averett Walker     -0-        -0-               -0- / 15,000               -0- / $41,250

------------
(1) Market value of underlying securities at exercise or year-end, valued at $13.50 per share, minus the exercise or base price.

EMPLOYMENT CONTRACT AND CHANGE IN CONTROL ARRANGEMENT

On January 10, 1996, Bancshares and the Bank entered into a letter agreement with H. Averett Walker ("Walker"), employing Walker as President and Chief Operating Officer of Bancshares and the Bank for an initial base salary of $125,000 during 1996. The term of the agreement continues from and after the date commenced until terminated in accordance with the letter agreement. The base salary to be paid to Walker in future years is to be determined annually by the Personnel Committee of the Bank Board of Directors. The agreement calls for Walker's participation in the officers' annual cash incentive bonus plan and various other fringe benefits.

On May 2, 1996, after approval of the SNB Bancshares, Inc., 1996 Incentive Stock Option Plan by shareholders at the 1996 Annual Meeting, Walker was granted incentive stock options to purchase up to 15,000 shares, as amended for stock splits, of Bancshares' Common Stock at a fair market value of $10.75 as determined by the Board of Directors at the date of such grant. The options vest at the rate of 20% per year until fully vested five (5) years after the grant date. Upon Walker's death or total disability, Bancshares is committed to pay any accrued but unpaid base salary, and all options granted as of the date of death or total disability shall remain exercisable. If Walker's employment is terminated "for cause" (as defined), all payments and benefits under the letter agreement cease effective with the termination of employment, and all unexercised options are forfeited. If Bancshares and the Bank terminate Walker's employment without cause, he will continue to receive base salary and insurance benefits for six months, and vested options may be exercised within 30 days after the termination date.

Walker's letter agreement includes "change of control" provisions (as defined), whereby, if a change in control occurs or is proposed within the first six (6) years of the agreement and Walker's employment is terminated within one (1) year of such change of control, Walker will be entitled to one year of base salary, bonus compensation and insurance benefits, with all options becoming immediately exercisable. The agreement includes certain one (1) year restrictions on Walker concerning nondisclosure of proprietary information, and covenants not to compete or solicit customers or employees of Bancshares or the Bank.

There are no other compensatory plans, employment contracts or change in control arrangements with any of the executive officers included above which would result in any payments to said officers as a result of resignation, retirement or any other termination of such individual's employment with Bancshares or the Bank or from a change in control of Bancshares or the Bank.

COMPENSATION PURSUANT TO PLANS

Stock Warrants:

Executive officers Jackson and O'Dillon and former executive officer Ham are the holders of certain warrants issued in connection with the initial organization and stock offering of the Bank in 1988 (the "Founders Warrants"). During organization, the Bank issued warrants to purchase Common Stock to its organizers, interim directors and initial executive officers. Each warrant entitled the owner to purchase one share of Common Stock at the exercise price of $10 per share until the warrant expires. All warrants issued expire ten (10) years from the date of issuance of the Bank's charter.

Due to the formation of Bancshares in 1994, all outstanding warrants for the Bank's Common Stock were automatically converted into warrants for equal amounts of Bancshares' Common

Stock. Due to the 20% stock split effected in the form of a dividend on March 20, 1995, and the 100% stock split effected in the form of a dividend on June 1, 1996, the Founders Warrants currently held by Ham, Jackson and O'Dillon have an amended exercise price of $4.167 per share.

Robert C. Ham holds 24,000 unexercised Founders Warrants which were issued to him in his capacity as an organizer and interim director of the Bank, and 24,000 of which were issued to him in his capacity as an initial executive officer of the Bank. The other two initial executive officers hold a total of 18,600 unexercised Founders Warrants which were issued to them in their capacities as initial executive officers of the Bank.

Incentive Stock Options:

On May 2, 1996, after approval of the SNB Bancshares, Inc., 1996 Incentive Stock Option Plan by shareholders at the 1996 Annual Meeting, the Board of Directors granted key officers the right to purchase shares of Bancshares' Common Stock at the price of $10.75, representing the market value of the stock at the date of the option grant. Option holders may exercise in accordance with a vesting schedule beginning with twenty (20%) percent the first year and increasing twenty (20%) percent for each year thereafter such that one hundred (100%) percent of granted options may be exercised by the end of the fifth year. Unexercised options expire at the end of the tenth year.

Robert C. Ham holds no option shares from the plan. H. Averett Walker holds 15,000 option shares, and executive officers Richard A. Collinsworth, Shirley D. Jackson and Michael T. O'Dillon hold, as a group, 30,000 option shares in the plan. No options shares have been exercised since the initiation of the plan. At December 31, 1996, 50,000 option shares were outstanding. As of February 28, 1997, the record date, no shares were yet eligible for exercise. However, 20% of the currently outstanding option shares become exercisable on May 2, 1997.

401(K) Savings Incentive and Profit Sharing Plan:

During 1996, executive officers Ham, Jackson and O'Dillon participated in the Bank's 401(K) Savings Incentive and Profit Sharing Plan (the "Plan"), which became effective as of January 1, 1990 and which was ratified by a majority vote of the stockholders at the April 19, 1990 Annual Meeting. The Plan combines features whereby each participant may elect to defer certain portions of his salary into the 401(K) program and receive credit for certain matching amounts from the Bank, and additionally to share in the accumulation of a profit sharing pool funded by the Bank. There are currently no other stock bonus, money purchase, thrift, pension, profit sharing or employee stock ownership plans, qualified or unqualified, or deferred compensation arrangements in place at the Bank. The Plan may be amended at any regular annual meeting or at any called meeting of the stockholders by a majority vote of the stockholders. No such amendments have been made since the Plan's adoption.

Any employee who was employed by the Bank on January 1, 1990 was deemed eligible to participate in the Plan at its inception. Any other employee hired subsequent to January 1, 1990 becomes eligible for participation upon completion of one (1) year of service and attainment of age twenty one (21). Due to length of service, executive officers Walker and Collinsworth were not eligible to participate in the Plan during the year 1996. As of December 31, 1996, thirty two (32) employees of the Bank were eligible to participate and thirty two (32) had chosen to participate in the Plan. Directors of the Bank are not eligible to participate in the Plan in their capacities as directors.

The annual amount of expense incurred by the Bank for contribution to the Plan is calculated by first determining the Bank's pre-tax adjusted operating earnings, defined as annual pre-tax operating earnings, less capital gains, plus capital losses. The Bank's annual contribution is 10% of the pre-tax adjusted operating earnings, not to exceed 15% of annual eligible participating salaries, or such other maximum deductible amount as may be determined by Code Section 404 of the Internal Revenue Code of 1986, as amended.

The Bank's total annual expense accrual is allocated among elements of the Plan in the following manner.

         401(K) Expense:

         An amount is contributed by the Bank to the 401(K) plan which, when combined with employee salary deferrals, equals one half of the 15% of annual participating salaries in the 401(K) plan. The Bank's 401(K) contribution is allocated each year among the participants based on the amount of each participating employee's elected salary deferral as a percentage of total elected salary deferrals.

         Profit Sharing Expense:

         The remaining one half of the 15% of annual participating salaries is then contributed by the Bank to the Profit Sharing Plan. This Profit Sharing contribution is allocated each year among the eligible employees' accounts in the Profit Sharing Plan based on the amount of each participating employee's salary as a percentage of eligible salaries.

         Cash Bonus Expense:

         For any given year, if the sum of the Bank's total annual contribution to the Plan and the amount of total employee 401(K) salary deferral contributions equals more than 15% of eligible participating salaries, then the amount in excess of 15% of eligible participating salaries is distributed as a cash bonus. Each participant shares in the cash bonus on a prorata basis according to the percentage of each eligible employee's salary to total eligible salaries. Employees who are not eligible to participate in the Plan do not participate in the cash bonus, if any.

Based upon the calculations described above relating to the Bank's operating results for the year, expense under the Plan was $167,890 for the year ended December 31, 1996, $160,452 in 1995 and $120,543 in 1994. These amounts are included in Salaries and Employee Benefits expense in the Statements of Operations. The Bank made contributions to the 401(K) and Profit Sharing Plans amounting to $32,461 for executive officers Ham, Jackson and O'Dillon for the Plan year 1996, $21,815 for the Plan year 1995, and $14,223 for the Plan year 1994. Executive officers Walker and Collinsworth will be eligible to participate in the Plan in 1997.

Annual Cash Incentive Plan:

In the March, 1994 meeting of the Bank's Board of Directors, an Annual Cash Incentive Plan program was approved. All officers and full-time employees of the Bank, including executive officers, participate in the Plan. Under the Plan, goals are established based on performance factors such as earnings, asset quality, performance against similar peer banks, and achievement of certain other related objectives in conjunction with the Bank's five year strategic plan and annual budget. The annual bonus for executive officers, up to a maximum of 40% of base salary, was designed based on market comparisons of the annual bonuses for similar positions at other companies. Individual performance, separate from overall Bank performance, can affect bonus amounts according to pre-established goals for each participant. Other Bank officers participate in the Plan up to maximums of from 20% to 30% of base salaries per scales set commensurate with position and responsibility. Full-time employees participate in the Plan up to a maximum of 10% of base salaries based on the attainment of several overall profitability goals.

Payments of $162,132 in 1996 bonus awards were made to all participants in January, 1997. Total cash incentive plan expense accrued by the Bank during 1996 was $174,600. Payments to executive officers Ham, Walker, Collinsworth, Jackson and O'Dillon amounted to $87,271 for the 1996 plan year.

Total awards calculated for the year 1995 and paid to all participants in January, 1996 amounted to $107,485. Total cash incentive expense accrued by the Bank during 1995 was $102,000. A total of $43,313 was accrued during 1995 and paid in 1996 to executive officers Ham, Jackson and O'Dillon.

Other Plans:

The executive officers are participants in the Bank's group insurance plans for employees, which include medical insurance, life insurance, dependent life insurance, accidental death and disability insurance and long term disability insurance. These group insurance plans do not discriminate in scope, terms or operations in favor of officers of the Bank and are available generally to all salaried employees.

Other Executive Compensation:

No executive officer received during 1996 perquisites or other personal benefits not described above which exceeded the lesser of (a) 10% of the executive officer's disclosed total annual salary and bonus or (b) $50,000. As of December 31, 1996, there were no other restricted stock award plans, stock option plans, stock appreciation rights, or long term incentive plans for any officers or employees of Bancshares or the Bank.

COMPENSATION OF DIRECTORS

During 1996, each of the Bank's directors received $300 per month in cash fees as compensation for service as a Bank director. During 1995, $250 per month was paid in cash fees to each Bank director. During 1994, $200 per month was paid in cash fees to each Bank director. The directors are scheduled to receive $300 per month in Bank director fees during 1997. Bancshares pays no compensation to these individuals in their capacity as directors of the holding company. No fees are paid for committee meetings or special assignments, and no annual bonuses or other perquisites are provided to directors.

PENDING LEGAL PROCEEDINGS

There are no material pending legal proceedings, other than ordinary routine litigation incidental to the business, to which Bancshares or the Bank is a party or of which any of its property is the subject. There are no material proceedings to which any director, officer, principal stockholder or any of their related interests, is a party, or has a material interest adverse to Bancshares or the Bank.

                  PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF
                            INDEPENDENT ACCOUNTANTS

The Board of Directors of Bancshares has appointed the firm of McNair, McLemore, Middlebrooks & Co., Macon, Georgia, to continue as independent accountants of Bancshares and the Bank for the year ending December 31, 1997 and has directed that such appointment be submitted to the shareholders of Bancshares for ratification at the Annual Meeting. McNair, McLemore, Middlebrooks & Co. has served as independent accountants of both Bancshares and the Bank since their inceptions and is considered by management to be well qualified. A representative of McNair, McLemore, Middlebrooks & Co. will be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MCNAIR, MCLEMORE, MIDDLEBROOKS & CO. AS INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 1997.

                DESCRIPTION OF BUSINESS OF SNB BANCSHARES, INC.

SNB Bancshares, Inc. ("Bancshares") is a Georgia corporation formed to act as a bank holding company for Security National Bank (the "Bank") under the federal Bank Holding Company Act of 1956, as amended, and the bank holding company laws of Georgia. Bancshares was organized at the instruction of management of the Bank. It was incorporated on February 10, 1994. At a Special Meeting of the Shareholders of the Bank on August 2, 1994, the shareholders of the Bank voted affirmatively for a Plan of Reorganization and Agreement of Merger pursuant to which the Bank became a wholly owned subsidiary of Bancshares. This reorganization was completed effective September 30, 1994. As a result of the reorganization, each outstanding share of common stock of the Bank was converted into one share of common stock of Bancshares. The functions and business of the Bank, its Board of Directors, executive officers, staff and physical office locations have undergone no changes as a result of the reorganization.

               DESCRIPTION OF BUSINESS OF SECURITY NATIONAL BANK

History

Security National Bank is a national bank that engages in commercial banking in Macon, Bibb County, Georgia. The Bank commenced operations on November 4, 1988. Since September 30, 1994, it has operated as the sole wholly owned subsidiary of Bancshares. As of December 31, 1996, the Bank had assets of $134,022,459; loans of $86,246,752; deposits of $117,419,902; and equity capital of $10,514,772.

Business of the Bank

The Bank offers a full range of deposit products typically offered by commercial banks, including various checking, savings, interest bearing transaction accounts, certificates of deposit and IRA accounts. The Bank's lending services include a wide variety of commercial, consumer, SBA, mortgage and equity line loans designed to meet customer needs. Additionally, the Bank offers safe deposit boxes, automated teller machines, credit cards, wire transfers, travelers checks, money orders, night depository and other services for the convenience of its customers. No trust services are currently offered. The Bank has an affiliation with a full service brokerage company which maintains an office in the Bank's Riverside Drive branch.

Banking Premises

The Bank commenced operations in its first location at 2918 Riverside Drive in Macon. During 1991, the Bank acquired facilities at 700 Walnut Street in the downtown business district and relocated its main office to the new site. The Riverside Drive facility now operates as a branch office. During the third quarter of 1993, the Bank opened its third full service office, the Westside branch, at 4699 Log Cabin Drive in Macon. In 1995, a fourth banking office was established on leased property at 1897 Shurling Drive to serve the northeastern segment of the local market area. During 1996, a remote ATM/night depository facility was established on Forsyth Road in northwest Macon. In October, 1996, the Bank converted its data processing software to a new advanced system. In February, 1997, the Bank relocated its in-house data processing facility and operational support functions to a leased operations center on Riverside Drive near the Bank's first branch.

The Bank's fixed assets represented 1.9% of total assets as of December 31, 1996. The facilities are considered modern and adequate for servicing the needs of the existing customer base, although additional Bibb County branch sites and executive office space are being considered for the near future.

Market Area

The Bank is located and conducts virtually all of its business in Bibb County, which had a population in 1990 of approximately 150,000 as reported by the United States Bureau of Census. The Bank conducts business to a lesser extent in the surrounding counties of Houston, Jones, Monroe, Twiggs, Crawford, Peach and Wilkinson. The loan portfolio of the Bank is concentrated in various commercial, real estate and consumer loans to individuals and entities located in Middle Georgia, and the ultimate collectibility of the loans and future growth of the Bank are largely dependent upon economic conditions in the Middle Georgia area. The Bank's agricultural loans are negligble. The economy of the Middle Georgia area has been generally favorable in recent years, although population growth in Bibb County has been relatively slow. Robins Air Force Base, located in contiguous Houston County, is a major Middle Georgia employer which has recently survived national base closure mandates and has expanded in size.

Competition

The financial services industry in Macon and Bibb County is highly competitive. As of June 30, 1996, Security National Bank held a 5.48% market share of Bibb County deposits held in banks, savings and loans, and credit unions. Bibb County is currently served by seven commercial banks with 80.70% of the deposits market, one savings bank with 15.52% of the market, fourteen credit unions with 3.78% of the market, and various finance companies. During 1995 and 1996, the acquisition of Bank South, N.A. by NationsBank, N.A. provided an opportunity in the local marketplace for the Bank to attract transition customers who preferred the community banking services of a smaller institution. The Bank's average assets grew by 27.4% from 1995 to 1996, and by 31.1% from 1994 to 1995.

Employees

As of December 31, 1996, the Bank had 53 full time equivalent employees. In the opinion of management, the Bank enjoys an excellent relationship with its employees. The Bank is not a party to any collective bargaining agreement.

Lending Policies

The lending policies of the Bank are embodied in a comprehensive statement of lending policy, which is reviewed and modified periodically. In general, those policies delegate to lending depending upon the seniority and experience of the lending officer. Loans in excess of those specified limits, but not in excess of $500,000, must be approved by the Bank's loan committee. The loan committee is composed of members of the Board of Directors and senior officers of the Bank, but only board members may vote on the decisions of the committee. Initial credit commitments in excess of $1,000,000 must be approved by both the loan committee and the full Board of Directors.

In general, the Bank authorizes loans to be made in Bibb County, but restricts the extent to which loans can be made in its secondary service area (defined as Houston, Jones, Monroe, Twiggs, Crawford, Peach and Wilkinson Counties) and outside of its defined service area. Loans in each county in the secondary service area may not exceed 25% of the Bank's total loans, or 200-300% of the Bank's total capital. Loans outside of both primary and secondary service areas may not exceed 10% of the Bank's total loans and 80% of its total capital. The Bank characterizes loans as desirable, acceptable, undesirable, or prohibited primarily on the basis of the borrower's ability to pay and the nature and extent of the collateral which secures the loans. Lending officers of the Bank actively solicit customers in the commercial, residential and consumer sectors.

All requested loans are reviewed carefully before made, with particular consideration to the borrower's character, repayment capacity and collateral. Significant loans require review of documentation of the borrower's financial history; most consumer or residential loans in excess of $10,000 require personal financial statements from all borrowers, guarantors, endorsers or co-makers, and all commercial loan applications in excess of $50,000 must be supported by financial statements, the nature of which is dependent upon the amount of credit requested. Loans secured by real estate are generally limited to a specified percentage of the value of the real estate, supported by competent appraisals. The lending policy requires that before real estate is accepted as collateral it must be personally viewed by a representative of the Bank, and inspections are required by the lending officer on construction and development projects before substantial draws are made. Special procedures are in place to insure that loans to directors and executive officers are not made on terms more favorable than such loans are made to other borrowers in similar circumstances.

A collateral administration department has been established by the Bank to assist in the perfection of security interests in collateral before a loan is consummated and to insure proper maintenance of files. The Bank has implemented an internal compliance program which provides for the periodic review of samples of loans, credit files, collateral files and adverse action notices. For borrowing relationships were credit is in excess of $50,000, loan officers are required to assign a grade, the level of which depends, among other factors, upon the repayment ability of the borrower and the nature and extent of collateral. The lending officer is required to advise the chief credit officer of any change in the status of the loan which would necessitate changing its grade. All loans to customers with an aggregate indebtedness in excess of $50,000 are reviewed annually by the credit administration department. The quality of the Bank's loan portfolio is reviewed annually by a qualified outside party, which targets relationships in excess of $150,000, and all past due and non-accruing loans, other real estate owned, and repossessions.

The Bank seeks through its lending policy to avoid an undue concentration of loans in any particular sector of the economy or to any one borrower. Concentration in any enumerated sector in excess of 10% of the Bank's total capital is subject to review by the Bank's Board of Directors, and the Board of Directors has established specific limits designed to prevent the Bank from becoming exposed to undue risks associated with concentrations of real estate loans of specific types or geographic markets. Loans in excess of those specified precentages must be approved by the loan committee and reported to the Board of Directors. As of December 31, 1996 the Bank's loan portfolio consisted of approximately 69.3% in loans secured by real estate mortgages; 17.5% in commercial, financial and agricultural loans; 9.9% in individual consumer loans; and 3.3% in real estate construction loans.

The Bank seeks generally to avoid long term, fixed-rate loans secured by real estate, especially where such loans are not matched by liabilities of similar maturities. Although a substantial percentage of the Bank's loan portfolio consists of loans secured by real estate mortgages, the overwhelming majority of these loans have maturities of less than 3 years. Many of the loans with maturities in excess of that time provide for periodic adjustments of interest rates. Real estate loans are generally scheduled to amortize within 15 years for raw land loans and for improved real estate property loans, and 30 years for one-to-four family, owner occupied real estate loans.

The Community Reinvestment Act seeks to insure that each financial institution meets the credit needs of the entire community served by that institution, including low- and moderate-income neighborhoods, consistent with the safe and sound operation of the institution. In accordance with that statute and the rules and regulations promulgated by the Board of Governors of the Federal Reserve System, the Bank has established a Community Reinvestment Act program designed to further the purposes of the Act and to insure compliance with it. The program is overseen by a Community Reinvestment Act officer, and the Bank has adopted written Community Reinvestment Act statements.

Monetary Policies

The earnings of the Bank are affected by domestic and foreign economic conditions, particularly by the monetary and fiscal policies of the United States Government and its agencies. The Federal Reserve has had, and will continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to mitigate recessionary or inflationary pressures by regulating the national money supply.

The methods used by the Federal Reserve include setting the reserve requirements of member banks and establishing the discount rate on member banks' borrowings. The Federal Reserve also conducts open market transactions in United States Government securities.

Periodically, bills are pending before the United States Congress which contain wide-ranging proposals for altering the structures, regulations and competitive relationships of the nation's financial institutions. Among such bills are proposals to prohibit banks and bank holding companies from conducting certain types of activities, to subject banks to increased disclosure and reporting requirements, to eliminate on a regional or other basis the present restriction on interstate expansion by banks or bank holding companies, to alter the statutory separation of commercial and investment banking, and to alter the powers of thrift institutions and other competitors of banks. It cannot be predicted whether or in what form any of these proposals will be adopted or the extent to which the business of Bancshares may be affected thereby.

Supervision and Regulation - SNB Bancshares, Inc.

Bancshares is registered as a bank holding company with both the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance. It is required to file annual reports and other information regarding its business operations and those of its subsidiary with both of these regulatory agencies and is subject to examination by both of these agencies.

The Bank Holding Company Act requires every bank holding company to obtain the prior approval of the Board of Governors of the Federal Reserve System (i) before it may acquire direct or indirect ownership or control of any voting shares of any bank if, after such acquisitions, such bank holding company will directly or indirectly own or control more than 5% of the voting shares of such bank; and (ii) before it may merge or be consolidated with another bank holding company. This Act further requires that consummation of approved acquisitions or mergers be delayed, generally for a period of not less than fifteen (15) days following the date of such approval, during which time complaining parties may obtain a review of the Board's order granting its approval by filing a petition in the appropriate United State Court of Appeals petitioning that the order be set aside. Since September, 1995 the Board of Governors of the Federal Reserve System has been authorized to approve an application by a bank holding company which is adequately capitalized and adequately managed to acquire control of, or acquire all or substantially all the assets of, a bank located in a state other than the home state of the bank holding company, without regard to whether such transaction is prohibited or permitted under state law. That legislation effectively permits bank holding companies to acquire banks in any other state beginning September 29, 1995. Approval of the Federal Reserve System will not be forthcoming, however, for the acquisition of a bank in a host state by an out-of-state bank holding company if the applicable law of the host state provides that the acquired bank be in existence for a minimum period of time not to exceed five (5) years.

The Bank Holding Company Act prohibits (with specific exceptions) Bancshares from engaging in non-banking activities or from acquiring direct or indirect control of any company engaged in non-banking activities. The Board of Governors by regulation or order may make exceptions for activities determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. In determining whether a particular activity is permissable, the Board of Governors is to consider whether the performance of such an activity can reasonably be expected to produce benefits to the public, such as a greater convenience, increased competition or gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. For example, making, acquiring or servicing loans, providing discount securities brokerage services, leasing personal property, providing certain investment or financial advice, performing certain data processing services, acting as agent or broker in selling life insurance and certain other types of insurance in connection with credit transactions, and certain underwriting activities have all been determined by regulations of the Board of Governors to be permissable activities. The Bank Holding Company Act does not place territorial limitations on permissable bank-related activities of bank holding companies. However, despite prior approval, the Board of Governors does have the power to order a holding company or its subsidiaries to terminate any activity, or terminate its ownership or control of any subsidiary, when it has reasonable cause to believe the continuation of such activity or such ownership or control constitutes a serious risk to the financial safety, soundness or stability of any bank subsidiary of that holding company. The Federal Reserve Board considers whether the performance of such activities by an affiliate of the holding company can reasonably be expected to produce benefits to the public which outweigh possible adverse effects.

Under applicable federal law, Bancshares and its subsidiary are prohibited from extending credit, selling or leasing property, and furnishing any service to any customer on the condition or requirement that the customer obtain any additional property, service or credit from Bancshares or its subsidiary, refrain from obtaining any property, service or credit from any competitor of Bancshares or its subsidiary, or furnish any property, service or credit to Bancshares or its subsidiary. In addition, Bancshares is required to give the Federal Reserve Board, unless it is considered to be "well-capitalized" by the Board, prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with a net consideration paid for all such purchases or redemptions during the preceeding twelve (12) months, is equal to ten percent (10%) or more of Bancshares' consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption under certain prescribed circumstances.

The Federal Reserve Board has been vested with substantial enforcement powers over bank holding companies and non-banking subsidiaries in those circumstances which represent unsafe or unsound practices or constitute violations of law. The Federal Reserve Board, for instance, may issue cease and desist orders to prohibit unsafe or unsound practices or practices which constitute violations of the law. In addition, the Federal Reserve Board may assess civil penalties against companies or individuals who violate the Bank Holding Company Act, or orders or regulations promulgated pursuant thereto, in amounts up to $1 million for each day of the violation; may order termination of non-banking activities of non-banking subsidiaries or bank holding companies; and may order termination of ownership and control of a non-banking subsidiary by a bank holding company. Certain violations may also result in criminal penalties.

Bancshares is also subject to regulation as a bank holding company by the State of Georgia. Georgia law requires an annual registration of all Georgia bank holding companies with the Department of Banking and Finance. Such registration includes information with respect to the financial condition, operation, management and intercompany relationships of the bank holding company and its subsidiaries and such related matters as the Department of Banking and Finance deems necessary or appropriate to carry out the purposes of Georgia law. Furthermore, the Department of Banking and Finance may from time to time require reports under oath to keep itself informed as to whether the provisions of Georgia banking laws, regulations, and orders issued thereunder by the Department have been complied with, and may make examinations of each bank holding company and subsidiary thereof.

In addition, Georgia law provides that, without prior approval of the Commissioner of the Department of Banking and Finance, it is unlawful (i) for any bank holding company to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank; (ii) for any bank holding company or subsidiary thereof, other than a bank, to acquire all or substantially all of the assets of a bank; or (iii) for any bank holding company to acquire direct or indirect ownership or control of more than 5% of the voting shares of any bank unless such bank has been in existence and continually operated as a bank for five years or more prior to the date of application to the Commissioner for approval of such acquisition, except in instances in which the bank is organized to facilitate the acquisition of a bank meeting the five year requirement.

Bancshares and its banking subsidiary are deemed "affiliates" within the meaning of Section 23A of the Federal Reserve Act and are subject to restrictions contained in the Act on loan and other transactions between affiliates. A transaction between affiliates of the company may not exceed 10% of the capital stock and surplus of the banking subsidiary involved and the total of all transactions by a banking subsidiary may not exceed 20% of its capital stock and surplus. All extensions of credit by the bank subsidiary to affiliates of the company must be secured.

Supervision and Regulation - Security National Bank

The Bank is a national banking association, organized under the laws of the United States pursuant to the provisions of the National Bank Act. As such, the primary regulatory authority for the Bank is the Comptroller of the Currency of the United States. The Comptroller regularly examines the Bank and its operations. In addition, operations of the Bank are subject to state and federal statutes applicable to national banks, including regulations of the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Comptroller of the Currency. Such statutes and regulations relate to the required reserves, investments, loans, mergers and consolidations, issuance of securities, payment of dividends, establishment of branches and other aspects of their operations.

The National Bank Act contains restrictions on payment of dividends which (i) limit the amount of dividends that may be declared by a national bank in any calendar year without the approval of the Comptroller of the Currency to the total of the national bank's net profits (as defined) for such year combined with its retained profits for the preceding two years, less any required transfers to surplus; (ii) prohibit withdrawal of capital in the form of a dividend; and (iii) prohibit the payment of a dividend in an amount greater than its net profits then on hand less losses and bad debts. The Comptroller of the Currency also has the authority under the Financial Institution Supervisory Act of 1966 to prohibit a national bank from engaging in what in his opinion constitutes an unsafe or unsound practice in conducting its business, including the payment of a dividend.

The Bank, as a subsidiary of Bancshares, is subject to certain restrictions imposed by the Federal Reserve Act, as amended, on any extensions of credit to the bank holding company or the Bank, on investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower.

The Office of the Comptroller of the Currency is granted wide latitude in enforcing sanctions against any bank which does not operate in accordance with applicable regulations, policies and directives. Proceedings may be brought against any bank or any director, officer or employee of the bank that is engaged in any unsafe and unsound practice, including the violation of applicable laws and regulations. Civil penalties may be assessed against such companies or individuals for violation of federal statutes, orders or regulations in an amount not to exceed $1 million or, in the case of a national banking association, an amount not to exceed the lesser of $1 million or 1% of the total assets of that association. In addition, the Office of the Comptroller of the Currency is empowered, upon notice and hearing, to remove any director, officer or employee of any bank under its jurisdiction which has violated any law or regulation, any final cease and desist order, or any written condition or agreement to which the bank is a party, or has engaged in any unsafe or unsound practice in connection with the bank, or has breached a fiduciary duty to the bank. A knowing violation of any provision of the National Bank Act may result in the forfeiture of the rights, privileges and franchises of the bank. In addition, the Federal Deposit Insurance Corporation has the authority to terminate insurance of accounts maintained with the bank, after notice and hearing, upon a finding by the FDIC that the bank is or has engaged in unsafe and unsound practices that have not been corrected, or is in an unsafe and unsound condition to continue operations, or has violated any applicable law, regulation, rule or order of, or condition imposed by, the appropriate supervisors.

The bank is subject to restrictions on the establishment and maintenance of branch banks by the laws of the State of Georgia. The Georgia General Assembly recently enacted legislation which will substantially expand the ability of commercial banks in Georgia to branch into other counties. Commercial banks in Georgia have historically been limited in their banking operations to the county in which their principal offices are located. However, effective July 1, 1996, banks in Georgia are able to branch into other counties on a limited basis, and effective July 1, 1998, banks in Georgia will be able to branch into other counties on an unlimited basis. Beginning June 1, 1997, recent federal legislation also authorizes banks to merge across state lines, thereby creating interstate branches. Each state has the opportunity to "opt out" of that legislation, thereby prohibiting interstate mergers in such states, or to "opt in" at an earlier time, thereby allowing interstate mergers without that state prior to June 1, 1997. Georgia law has elected to permit interstate mergers as of June 1, 1997, subject to reciprocal legislation being enacted in the other affected states. In addition, a bank is now able to open branches in a state in which it does not already have banking operations if the laws of such state permit such de novo branching. Georgia law does not presently permit such de novo branching from another state and a bank in another state may only enter Georgia by acquiring a bank located in Georgia.

Capital Requirements

Both Bancshares and the Bank are required to maintain minimum capital ratios. The minimum ratio of Total Capital to Total Risk-Weighted Assets is 8.00%, of which at least 4.00% must be in the form of Tier 1 Capital (Core). Core Capital elements include common stockholders' equity, qualifying non-cumulative perpetual preferred stock, qualifying cumulative perpetual preferred stock, and minority interests in the equity accounts of consolidated subsidiaries. Tier 1 Capital is defined generally as the sum of those Core Capital elements less goodwill and other intangible assets required to be deducted in accordance with applicable regulations. Tier 2 Capital consists of the allowance for loan losses (subject to applicable limitations), perpetual preferred stock and related surplus, hybrid capital instruments, perpetual debt, mandatory convertible debt securities, term subordinated debt and intermediate-term preferred stock.

As of December 31, 1996, Bancshares' ratio of Total Capital to Risk-Weighted Assets, on a consolidated basis, was 17.48%, and its ratio of Tier 1 Capital to Risk-Weighted Assets was 16.23%, versus minimum regulatory standards of 8.00% and 4.00%, respectively. In addition, Bancshares is required to maintain a leverage capital ratio of not less than 4%. As of December 31, 1996, Bancshares' leverage capital ratio was 11.12%.

Banking institutions which do not meet applicable capital requirements are subject to corrective action taken by the appropriate federal banking agencies. A financial institution which is notified by the appropriate banking agency that it is under-capitalized, significantly under- capitalized or critically under-capitalized must submit an acceptable capital restoration plan, and a financial institution is prohibited from making capital distributions if thereafter it is under- capitalized. An under-capitalized institution is also prohibited from increasing its average total assets until its capital restoration plan has been accepted, and is also generally prohibited from making acquisitions, establishing any branches or engaging in any new line of business except in accordance with the capital restoration plan or the approval of the appropriate agency. An under-capitalized institution which fails to submit an acceptable capital restoration plan or fails to implement a capital restoration plan accepted by the appropriate agency may be required to sell additional stock, merge with another institution, remove or replace members of management or take other appropriate action.

The Department of Banking and Finance of the State of Georgia requires that de novo banks in Georgia maintain a minimum ratio of primary capital, as defined, to total assets of not less than 8.00% during the first three years of operation, and thereafter at 6.00%.

Under regulations recently adopted by the Board of Governors of the Federal Reserve System, a bank's exposure to declines in the economic value of its capital due to changes in interest rates is one factor which the agencies will consider in evaluating a bank's capital adequacy. Additional capital may be required if, in the judgment of the applicable regulatory agency, the bank's capital provisions for interest rate risks are inadequate. Additional regulations are being considered which will address in greater detail the role of interest rate risks in assessing the adequacy of a bank's capital.

Deposit Insurance Premiums

The deposits of the Bank are insured by the Federal Deposit Insurance Corporation to the extent authorized by law. The Bank is assessed a premium by the FDIC for that coverage and the FDIC has developed a risk-based system to determine a bank's assessment rate. The risk-based system places institutions into one of nine risk categories using a two step process based first on capital ratios and then on other supervisory information. The insurance premium for each bank depends upon the level of capitalization and other supervisory concerns.

The insurance premiums paid by the Bank increased considerably between 1990 and 1995, as did those of other commercial banks, as the FDIC worked to insure that the Bank Insurance Fund, which is the source of payments to depositors of failed institutions, was sufficiently capitalized. In 1995, however, the reserve ratio of the Bank Insurance Fund achieved a designated level, and under the new assessment schedule, the assessment rates of commercial banks such as the Bank were reduced considerably. As a well-capitalized bank, the Bank is currently assessed the lowest possible FDIC premium charged. However, the FDIC is authorized to increase or decrease the assessment rates in the future, and no assurance can be given that the Bank will continue to be assessed the low insurance premiums currently charged.

On September 30, 1996, the Omnibus Consolidated Appropriations Act for FY 1997 was enacted. This new legislation provided broad powers for the recapitalization of the Savings Association Insurance Fund ("SAIF"). To carry out the act, the FDIC imposed a special one-time assessment on financial institutions with SAIF-assessable deposits for all insured deposits which were held on or assumed after March 31, 1995. This assessment was a significant charge to SAIF member institutions. The Act also makes provisions for the eventual merger of the SAIF fund into the Bank Insurance Fund on January 1, 1999, if no insured depository institution is a "savings association" on that date. Bancshares holds no SAIF-assessable deposits and was thus not affected by the special one-time assessment.

                         MARKET PRICE OF COMMON STOCK
                                 AND DIVIDENDS

Market Information and Holders

The Common Stock of Bancshares is not traded in the over-the-counter market or on any stock exchange, nor is Bancshares' Common Stock actively traded. Management is frequently advised, however, of the terms upon which shares of its Common Stock are traded. Management is aware of the trade of 26,460 shares of its Common Stock in 1994; 4,320 shares of its Common Stock in 1995; and 2,800 shares of its Common Stock in 1996. As of February 28, 1997, there were approximately 538 record stockholders. The Common Stock is held principally by local individuals and businesses in Macon, Bibb County and surrounding areas in Middle Georgia. Bancshares is not authorized to issue any other class of its securities.

According to information available to Bancshares' management, its stock traded in the following ranges during the past three years:

                        1996          High         Low
                    -----------    ---------    ---------
                    1st Quarter    No trades    No trades
                    2nd Quarter       $12.75       $12.44
                    3rd Quarter       $16.00       $15.50
                    4th Quarter    No trades    No trades

                        1995          High         Low
                    -----------    ---------    ---------
                    1st Quarter       $ 7.56       $ 7.06
                    2nd Quarter       $ 7.75       $ 7.50
                    3rd Quarter       $ 9.25       $ 8.00
                    4th Quarter       $10.50       $10.00

                        1994          High         Low
                    -----------    ---------    ---------
                    1st Quarter       $ 6.04       $ 4.58
                    2nd Quarter       $ 6.56       $ 5.83
                    3rd Quarter       $ 6.88       $ 6.67
                    4th Quarter       $ 7.29       $ 6.88

The prices reflected in the table above have been adjusted to reflect the issuance by Bancshares of a 20% stock split in the form of a dividend on March 20, 1995, and a 100% stock split effected as a dividend on June 1, 1996.

In January, 1996, Bancshares issued an additional 162,800 shares of its Common Stock, primarily to newly elected directors and executive officers of Bancshares, at a price of $10.75 per share, (adjusted to reflect the subsequent 100% stock split on June 1, 1996), which management believes to have approximated the market value of such stock at the time of its issuance.

In a prospectus dated September 30, 1996, Bancshares offered for sale a maximum of 272,560 shares of Common Stock at a purchase price of $13.50 per share. The new shares were first offered to existing shareholders of Bancshares by providing warrants to shareholders of record as of September 20, 1996 to purchase one (1) new share of stock for each five (5) shares owned as of the record date. The warrants issued to existing shareholders expired after October 30, 1996 if not exercised by that time, and have no further force and effect. The majority of the new shares in the offering were purchased by existing shareholders. Shares not purchased by existing shareholders were sold to new shareholders. The offering was completed in February, 1997, with the maximum 272,560 shares sold at $13.50 per share.

The offering price of $13.50 per share was determined by management of Bancshares based upon a number of considerations, including the company's historical, current and projected financial performance; the perceived demand for Bancshares' Common Stock; recent bid and ask prices for the company's Common Stock; the prices at which shares of Bancshares' Common Stock had traded in recent months; the range of prices at which shares of similarly traded financial institutions' common stock had traded in recent months; and the prices paid in connection with the acquisitions of similarly situated financial institutions in recent months.

Dividends

Bancshares distributed cash dividends amounting to $313,550, or $.22 per share, during 1996. During 1995, total cash dividends of $240,000, or $.20 per share, were paid to shareholders. In 1994, cash dividends of $200,000, or $.165 per share, were paid by Bancshares (or by the Bank prior to Bancshares' formation on September 30, 1994). Since the commencement of cash dividend payments in 1992, the Bancshares Board of Directors has consistently declared and paid dividends on a quarterly basis. For the first quarter of 1997, a cash dividend of $.06 per share was authorized and paid on March 25, 1997 to shareholders of record on March 20, 1997.

The following table sets forth the amount of each cash dividend paid per share for each quarter of Bancshares' operations since January 1, 1994. All cash dividend amounts have been retroactively restated to reflect a 20% stock split effected as a dividend on March 20, 1995, and a 100% stock split effected as a dividend on June 1, 1996.

                         Quarterly Cash Dividends Paid

                            1997    1996    1995     1994
                           ------  ------  ------  -------
         First Quarter     $0.060  $0.055  $0.050  $0.0413
         Second Quarter    N/A      0.055   0.050   0.0413
         Third Quarter     N/A      0.055   0.050   0.0413
         Fourth Quarter    N/A      0.055   0.050   0.0413
                                   ------  ------  -------
                                   $0.220  $0.200  $0.1650
                                   ======  ======  =======

The future dividend policy of Bancshares is subject to the discretion of the Board of Directors and will depend on numerous factors, including the Bank's future earnings, financial condition, cash needs, certain regulatory restrictions and general business conditions. The Board of Directors of Bancshares and the Bank are not aware of any reason that will prevent the company from continuing to pay future dividends on its Common Stock. However, neither Bancshares nor the Bank can assure the future payment of dividends, either in cash or in stock, as the payment of such dividends will depend on the Bank's net earnings and capital ratios.

Under the Georgia Business Corporation Code, Bancshares may from time to time make distributions, including the payment of dividends, to its stockholders in money, indebtedness, or other property (except its own shares) unless, after giving effect to such distribution, the company would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose preferential rights are superior to those receiving the distribution. A corporation may also distribute its shares pro rata and without consideration to its shareholders or to the shareholders of one or more classes or series, which constitutes a share dividend.

Dividends paid by the Bank to its parent bank holding company may not exceed the total of the Bank's net profits for the year plus its retained profits for the preceding two years without the prior approval of the Comptroller of the Currency. For purposes of the payment of dividends, net profits consist of the remainder of all earnings from current operations plus actual recoveries on loans and investments and other assets, after deducting from the total thereof all current operating expenses, actual losses, accrued dividends on preferred stock, if any, and all federal and state taxes. The Bank is allowed to declare, with the approval of the Comptroller of the Currency and by a vote of shareholders owning two thirds of the stock of the Bank, a stock dividend to increase its capital stock, provided that the surplus of the Bank, after the approval of the increase, is equal to at least 20% of the increase in the capital stock. The regulatory restrictions discussed above are not expected by Bancshares' management to impact cash dividends currently planned for 1997.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Bancshares' directors, executive officers and persons who own more than ten percent of Bancshares' Common Stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5. These reports are to be filed with the Securities and Exchange Commission ("SEC"), with copies provided to Bancshares.

To Bancshares' knowledge, based solely on its review of copies of such forms received by it, and written representations from certain reporting persons that no Forms 5 were required for those persons, Bancshares believes that during the fiscal year ended December 31, 1996, all Section 16(a) filing requirements applicable to its officers, directors, and greater than ten percent beneficial owners were met on a timely basis with the following exceptions.

Director Timberlake filed two Forms 4 reporting six transactions late; Director Selby filed two Forms 4 reporting four transactions late; Director Bridges filed two Forms 4 reporting three transactions late; Director Sheridan filed one Form 4 reporting 8 transactions late, and one amended Form 3 to correct a previous timely filing; Director Allen filed one Form 4 reporting 5 transactions late; Director Shepherd filed one Form 4 reporting four transactions late; Directors Griffith and Mullis each filed one Form 4 reporting three transactions late; Directors Brooks and Kinman each filed one Form 4 reporting two transactions late; Directors and/or Executive Officers Collinsworth, Greene, Porter, Pyles, Rogers, Walker, Wall and White each filed one Form 4 reporting one transaction late; and Director Ham filed one amended Form 4 to correct a previous timely filing.

                    SHAREHOLDER PROPOSALS FOR 1998 MEETING

From time to time, Bancshares shareholders may present proposals which may be proper subjects for inclusion in Bancshares' proxy statement for consideration at the Annual Meeting of Shareholders. To be considered for inclusion, shareholder proposals must be submitted on a timely basis. Proposals for Bancshares' 1998 Annual Meeting must be received by Bancshares no later than December 12, 1997, and any such proposals, as well as any questions related thereto, should be directed to the Secretary of Bancshares at 700 Walnut Street,
P. O. Box 4748, Macon, Georgia, 31208.

                      OTHER MATTERS WHICH MAY COME BEFORE
                              THE ANNUAL MEETING

The Board of Directors of Bancshares knows of no matters other than those referred to in the accompanying Notice of Annual Meeting of Shareholders which may properly come before the Annual Meeting. However, if any other matter should be properly presented for consideration and voting at the Annual Meeting or any adjournments thereof, it is the intention of the persons named as proxies on the enclosed proxy form to vote the shares represented by all valid proxy forms in accordance with their judgment of what is in the best interest of Bancshares.

                                       By Order of The Board of Directors,

Macon, Georgia                         Shirley D. Jackson
April 11, 1997                         Secretary

                             ********************
                             10-KSB ANNUAL REPORT
                             ********************

A copy of Bancshares' 1996 Annual Report, which contains audited financial statements and footnote disclosures, is being mailed to each shareholder of record together with these proxy materials.

UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-KSB, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, SHALL BE FURNISHED TO SHAREHOLDERS WITHOUT CHARGE. PLEASE DIRECT YOUR WRITTEN REQUEST TO:
MICHAEL T. O'DILLON, SNB BANCSHARES, INC., P. O. BOX 4748, MACON, GEORGIA 31208.

                    REVOCABLE PROXY - SNB BANCSHARES, INC.
                                   PAGE ONE

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE 1997 ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby acknowledges receipt of the enclosed Notice of Annual Meeting(the "Notice") and Proxy Statement for the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of SNB Bancshares, Inc. ("Bancshares"), and hereby appoints Joe E. Timberlake, III, Richard W. White, Jr. and Lee R. Greene, Jr., and each of them, proxies with full powers of substitution, to act for and in the name of the undersigned to vote all shares of Common Stock of Bancshares which the undersigned is entitled to vote at the Annual Meeting, to be held at the Macon Centreplex, 200 Coliseum Drive, Macon, Georgia 31201, on Tuesday, April 22, 1997 at 6:00 P.M., local time, and at any and all adjournments thereof, as indicated below. In their discretion, the proxies are authorized to vote upon such other business which may properly come before the Annual Meeting and any adjournments thereof.

This proxy form will be voted as directed. IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY FORM WILL BE VOTED IN THE DISCRETION OF THE PROXIES "FOR" EACH OF THE PROPOSALS LISTED BELOW. If any other business is presented at the Annual Meeting, this proxy form will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented to a vote of the shareholders at the Annual Meeting.

If the undersigned is present and elects to withdraw this proxy form and vote in person at the Annual Meeting or any adjournments thereof and notifies the Secretary of Bancshares at the Annual Meeting of the decision of the undersigned to withdraw this proxy form, then the power of said proxies shall be deemed terminated and of no further force and effect.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE LISTED PROPOSALS.

1. To elect three (3) Class III directors to serve for a five (5) year term expiring at the Annual Meeting in the year 2002 or until their successors are duly elected and qualified.

              [_]                                 [_]
         FOR all nominees                  WITHHOLD AUTHORITY
         listed below (except as           to vote for all nominees
         marked to the contrary below)     listed below.

NOMINEES:
James W. Kinman; Robert T. Mullis; Sydney J. Pyles

INSTRUCTIONS: TO WITHHOLD YOUR VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.


2. To ratify the appointment of McNair, McLemore, Middlebrooks & Co. as independent accountants of Bancshares for the year ended December 31, 1997.
         [_] FOR          [_] AGAINST          [_] ABSTAIN

                    REVOCABLE PROXY - SNB BANCSHARES, INC.
                                   PAGE TWO

    **********************************************************************
               PLEASE MARK, DATE, SIGN AND RETURN THIS TWO PAGE
              BLUE PROXY FORM PROMPTLY IN THE ENVELOPE FURNISHED.
    **********************************************************************

Please sign exactly as your name appears on your stock certificates as shown on the label below. When shares are held jointly, both holders should sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If the holder is a corporation or partnership, the full corporate or partnership name should be signed by a duly authorized officer.

--------------------------------------------
Signature


--------------------------------------------
Signature, if held jointly


Dated:                              , 1997
       ---------------------------